Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayside Technology Group, Inc. and Subsidiaries

Eatontown, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-184573) of our reports dated March 18, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Wayside Technology Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, NJ

March 18, 2019